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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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                                                                    Percentage      Jurisdiction of
Parent                        Subsidiary                              Owned         Incorporation
------                        ----------                            ----------

CBES Bancorp, Inc.         Community Bank of Excelsior Springs,        100             Federal
                           a Savings Bank

Community Bank of          CBES Service Corporation                    100             Missouri
Excelsior Springs,
a Savings Bank
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